UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	May 31, 2024

MULLEN AUTOMOTIVE INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34887	86-3289406
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1405 Pioneer Street, Brea, California 92821

(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code	(714) 613-1900

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	MULN	The Nasdaq Stock Market, LLC (Nasdaq Capital Market)
Rights to Purchase Series A-1 Junior Participating Preferred Stock	None	The Nasdaq Stock Market, LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On May 31, 2024, Mullen Automotive Inc. (the “Company”) settled and cancelled shares of its Series C Preferred Stock that had a redemption value of approximately $14.9 million with the issuance of $3.0 million of Series E Preferred Stock. This does not constitute a new financing.

On May 31, 2024, the Company entered into a Settlement Agreement and Release (the “Settlement Agreement”) with Ault Lending, LLC (the “Investor”) pursuant to which the Company issued $3 million of, or 76,923, shares of Series E Preferred Stock, par value $0.001 per share (the “Series E Preferred Stock”), in exchange for the cancellation of 1,211,299 shares of the Company’s Series C Preferred Stock, par value $0.001 per share (the “Series C Preferred Stock”), held by the Investor, which, pursuant to the terms of the Company’s Second Amended and Restated Certificate of Incorporation, such shares of Series C Preferred Stock had a redemption value of approximately $14.9 million and aggregate accrued dividends of approximately $4.2 million. Additional information regarding the rights, preferences, privileges and restrictions applicable to the Series E Preferred Stock is set forth under Item 5.03 of this Current Report on Form 8-K and is incorporated herein by reference.

In accordance with the Settlement Agreement, the Investor, at its discretion, may exchange, pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”), or any other applicable securities exemption, some or all of the shares of Series E Preferred Stock for an equal dollar amount of Notes and Warrants pursuant to the “Additional Investment” set forth in, and on the same terms and conditions of, that certain Securities Purchase Agreement, dated as of May 14, 2024 (each capitalized term as defined therein), between the Company and the investors named therein. A description of such Securities Purchase Agreement, the Notes and Warrants is set forth in the Company’s Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission (the “SEC”) on May 14, 2024.

The foregoing summary of the Settlement Agreement does not purport to be complete and is subject to, and qualified in its entirety by, such document, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure required by this Item is included in Items 1.01 and 5.03 of this Current Report on Form 8-K and is incorporated herein by reference. Based in part upon the representations of the Investor in the Settlement Agreement, the offering of the Series E Preferred Stock to the Investor was exempt from registration under Section 4(a)(2) of the Securities Act. The Investor represented to the Company, among other things, that it was an “accredited investor” (as such term is defined in Rule 501(a) of Regulation D under the Securities Act).

As previously disclosed in its Quarterly Report on Form 10-Q for the period ended March 31, 2024, on May 13, 2024, the Company entered into a Settlement Agreement and Stipulation (the “Agreement”) with Silverback Capital Corporation (“SCC”), pursuant to which the Company agreed to issue Common Stock to SCC in exchange for the settlement of an aggregate of $4,623,655 (the “Settlement Amount”) to resolve outstanding overdue liabilities with different vendors. On May 29, 2024, the Circuit Court of the Twelfth Judicial Circuit in and for Manatee County, Florida (the “Court”), entered an order (the “Order”) approving, among other things, the fairness of the terms and conditions of an exchange pursuant to Section 3(a)(10) of the Securities Act in accordance with a stipulation of settlement, pursuant to the Agreement between the Company and SCC. SCC commenced action against the Company to recover the Settlement Amount of past-due obligations and accounts payable of the Company (the “Claim”), which SCC had purchased from certain vendors of the Company pursuant to the terms of separate receivable purchase agreements between SCC and each of such vendors. The Order provides for the full and final settlement of the Claim and the related action. The Agreement became effective and binding upon execution of the Order by the Court on May 29, 2024. Pursuant to the terms of the Agreement approved by the Order, the Company agreed to issue to SCC shares (the “Settlement Shares”) of the Company’s Common Stock. The Settlement Agreement provides that the Settlement Shares will be issued in one or more tranches, as necessary, sufficient to satisfy the Settlement Amount through the issuance of securities issued pursuant to Section 3(a)(10) of the Securities Act. Pursuant to the Agreement, SCC may deliver requests to the Company for additional shares of Common Stock to be issued to SCC until the Settlement Amount is paid in full, provided that any excess shares issued to SCC will be cancelled.

In connection with the Agreement, on May 31, 2024, the Company issued 423,900 shares of Common Stock to SCC, representing a payment of approximately $1.2 million, plus 10,000 shares as a settlement fee. The issuance of Common Stock to SCC pursuant to the terms of the Agreement approved by the Order is exempt from the registration requirements of the Securities Act pursuant to Section 3(a)(10) thereof, as an issuance of securities in exchange for bona fide outstanding claims, where the terms and conditions of such issuance are approved by a court after a hearing upon the fairness of such terms and conditions at which all persons to whom it is proposed to issue securities in such exchange shall have the right to appear. The Agreement provides that in no event will the number of shares of Common Stock issued to SCC or its designee in connection with the Agreement, when aggregated with all other shares of Common Stock then beneficially owned by SCC and its affiliates (as calculated pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder), result in the beneficial ownership by SCC and its affiliates (as calculated pursuant to Section 13(d) of the Exchange Act and the rules and regulations thereunder) at any time of more than 4.99% of the Common Stock.

Item 3.03	Material Modification to Rights of Security Holders.

The disclosure required by this Item is included in Item 5.03 of this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 31, 2024, the Company filed a certificate of designation (the “Certificate of Designation”) with the Secretary of State of the State of Delaware, effective as of the time of filing, designating the rights, preferences, privileges and restrictions of the Series E Preferred Stock, which are further described below, and designated 76,950 shares of preferred stock as Series E Preferred Stock.

Conversion and Exchange. The Series E Preferred Stock is convertible at the option of each holder at any time into the number of shares of common stock, par value $0.001 (the “Common Stock”), determined by dividing the Series E Original Issue Price by the Series E Conversion Price in effect on the date of conversion. “Series E Original Issue Price” means $39.00 per share for each share of the Series E Preferred Stock (as adjusted for any stock splits, stock dividends, combinations, recapitalizations or the like with respect to the Series E Preferred Stock). The initial “Series E Conversion Price” means $3.90 per share, subject to adjustment. Based on this formula, each share of Series E Preferred Stock is currently convertible into 10 shares of Common Stock. Shares of Series E Preferred Stock may be exchanged pursuant to the terms of the Settlement Agreement. If any shares of Series E Preferred Stock are converted, redeemed or reacquired by the Company, such shares may not be reissued and will automatically be retired and cancelled and resume the status of authorized but unissued shares of preferred stock. The Series E Preferred Stock will not be convertible by a holder to the extent that such holder or any of its affiliates would beneficially own in excess of 9.99% of the Common Stock, as further described in the Certificate of Designation.

Voting Rights. Holders of the Series E Preferred Stock are entitled to vote on an as-converted-to-Common-Stock basis, have full voting rights and powers equal to the voting rights and powers of the holders of the Common Stock, and are entitled to vote together with the Common Stock with respect to any question upon which holders of Common Stock have the right to vote. In addition, approval of holders of a majority of the shares of Series E Preferred Stock, voting as a separate class, is required to (i) alter or change the powers, preferences or rights of the Series E Preferred Stock so as to affect them adversely, (ii) amend the Certificate of Incorporation or other charter documents in a manner adverse to the holders of Series E Preferred Stock, (iii) increase the number of authorized shares of Series E Preferred Stock, or (iv) enter into any agreement with respect to any of the foregoing.

Dividends. Holders of the Series E Preferred Stock are entitled to receive dividends on shares of Series E Preferred Stock equal (on an as-if-converted-to-Common-Stock basis, disregarding for such purpose any conversion limitations hereunder) to and in the same form as dividends actually paid on shares of the Common Stock when, as and if such dividends are paid on shares of the Common Stock. No other dividends will be paid on shares of Series E Preferred Stock.

Liquidation, Dissolution, and Winding Up. In the event of any Liquidation Event (as defined in the Certificate of Designation), the holders of the Series E Preferred Stock will be entitled to receive, prior and in preference to any distribution of the proceeds to the holders of the Common Stock, but subject to and after the distribution of proceeds to the Series A preferred stock, Series C preferred stock and Series D preferred stock, by reason of their ownership thereof, an amount per share equal to the Series E Original Price (as described above), plus declared but unpaid dividends on such share.

The foregoing summary of the Certificate of Designation does not purport to be complete and is subject to, and qualified in its entirety by reference to the Certificate of Designation, copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Designation of Rights, Preferences and Privileges of Series E Preferred Stock of Mullen Automotive Inc. filed May 31, 2024
10.1	Settlement Agreement and Release, dated May 31, 2024, by and between Mullen Automotive Inc. and the investor thereto.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

MULLEN AUTOMOTIVE INC.

Date: June 6, 2024	By:	/s/ David Michery
David Michery
Chief Executive Officer

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